EXHIBIT 99.1
                                                                    ------------

M E D I A   R E L E A S E
--------------------------------------------------------------------------------

                HOLLINGER INTERNATIONAL NAMES GREGORY A. STOKLOSA
                            VICE PRESIDENT - FINANCE

                   CFO PETER LANE TO RETIRE FOLLOWING MOVE OF
                   FINANCIAL FUNCTION FROM TORONTO TO CHICAGO

--------------------------------------------------------------------------------

NEW YORK, NY, MARCH 14, 2005 - Hollinger International Inc. (NYSE:HLR) announced today the appointment of Gregory A. Stoklosa, 49, as Vice President - Finance, effective immediately. Mr. Stoklosa will be based at Hollinger International's Chicago headquarters, and will report directly to Gordon Paris, Chairman and Chief Executive Officer. He will succeed Peter Lane, 51, as Chief Financial Officer upon Mr. Lane's retirement later this year. Mr. Stoklosa was Executive Vice President and Chief Financial Officer of R.R. Donnelley & Sons Company (NYSE: RRD), a leader in the print and information services industry, which combined with Moore Wallace in 2004.

As the Company previously disclosed, certain corporate functions are transitioning from Toronto to its Chicago headquarters, including its corporate financial and accounting function. Current Chief Financial Officer Peter Lane will remain in Toronto. Following the completion of the move to Chicago, Mr. Lane will retire from the Company and Mr. Stoklosa will succeed him. Until that time, Messrs. Stoklosa and Lane will work closely together.

"We are delighted to welcome Greg Stoklosa to Hollinger International. Greg brings great experience in management of a public company's financial function, strategic perspective, and expertise in implementing Sarbanes-Oxley requirements. He will continue our work in imposing disciplines and additional systems to ensure we are working with efficiency and creating value for shareholders," said Mr. Paris. "Greg's appointment reflects our ability to recruit and retain highly talented executives with admirable track records, and is a testament to our employees' progress in building a business with bright prospects and the highest ethical and corporate governance standards."

Mr. Paris continued, "At the same time, we would like to express our deepest thanks and appreciation to Peter Lane. He has been a critical contributor to our painstaking and complex work over the past 18 months, as we ensure the accuracy and transparency of our reporting as well as working to become current in our financial filings. We are delighted that Peter and Greg will work together closely to ensure a smooth transition of our finance function to Chicago."

BIOGRAPHIES OF GREGORY STOKLOSA AND PETER LANE

For 10 years, Mr. Stoklosa was an executive at R.R. Donnelley & Sons, serving the last four as Executive Vice President and Chief Financial Officer. Prior to that, he held positions as Vice President and Corporate Controller; Chief Strategy Officer; Vice

President and Treasurer; and Assistant Treasurer, Global Corporate Finance. From 1984 to 1993, Mr. Stoklosa was an executive with Kraft General Foods Inc., and Dart & Kraft Financial Corporation, where he held a variety of positions of increasing responsibility.

Mr. Lane, a chartered accountant, has been Vice President and Chief Financial Officer of Hollinger International since 2002. He rejoined Hollinger International, after serving as Chief Financial Officer of Southam Publications from 2000 to 2002, a period during which that entity was sold by the Company to CanWest Global Communications Corporation. From 1994 to 1999, Mr. Lane was Chief Financial Officer of Philip Utilities Management Corporation, a start-up entity in the public private partnership arena with a focus on the water treatment industry. Prior to that, Mr. Lane was a partner of two international public accounting firms: Coopers & Lybrand (now PricewaterhouseCoopers) from 1990 to 1994, and Ernst & Young from 1987 to 1990, having joined the latter in 1976. During his tenure with those firms, Mr. Lane worked primarily in the area of corporate restructuring and insolvency.

ABOUT HOLLINGER INTERNATIONAL

Hollinger International Inc. is a newspaper publisher whose assets include The Chicago Sun-Times and a large number of community newspapers in the Chicago area as well as in Canada.

CERTAIN STATEMENTS MADE IN THIS RELEASE ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE "ACT"). FORWARD-LOOKING STATEMENTS INCLUDE, WITHOUT LIMITATION, ANY STATEMENT THAT MAY PREDICT, FORECAST, INDICATE OR IMPLY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS, AND MAY CONTAIN THE WORDS "BELIEVE," "ANTICIPATE," "EXPECT," "ESTIMATE," "PROJECT, "WILL BE," "WILL CONTINUE," "WILL LIKELY RESULT," "IS SUBJECT TO," OR SIMILAR WORDS OR PHRASES. FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, WHICH MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. THE RISKS AND UNCERTAINTIES ARE DETAILED FROM TIME TO TIME IN REPORTS FILED BY HOLLINGER INTERNATIONAL WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING IN ITS FORMS 10-K AND 10-Q AND INCLUDE A POTENTIAL DELISTING BY THE NYSE OF THE COMPANY'S CLASS A COMMON STOCK. NEW RISK FACTORS EMERGE FROM TIME TO TIME AND IT IS NOT POSSIBLE FOR MANAGEMENT TO PREDICT ALL SUCH RISK FACTORS, NOR CAN IT ASSESS THE IMPACT OF ALL SUCH RISK FACTORS ON THE COMPANY'S BUSINESS OR THE EXTENT TO WHICH ANY FACTOR, OR COMBINATION OF FACTORS, MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN ANY FORWARD-LOOKING STATEMENTS. GIVEN THESE RISKS AND UNCERTAINTIES, INVESTORS SHOULD NOT PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS AS A PREDICTION OF ACTUAL RESULTS.

                                      # # #

HOLLINGER INTERNATIONAL CONTACTS:
US/CANADA MEDIA
Molly Morse
Kekst and Company
MOLLY-MORSE@KEKST.COM
212-521-4826

UK MEDIA
Jeremy Fielding
Kekst and Company
jeremy-fielding@kekst.com
1-212-521-4825